Exhibit 99.2

TERASEN INC.

Consolidated Financial Statements

for the nine months ended September 30, 2005

(Unaudited)

TERASEN INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

In millions of Canadian dollars, except per share amounts Nine months ended September 30	2005	2004 (RESTATED)
Revenues
Natural gas distribution	$1,065.8	$998.4
Petroleum transportation	163.0	167.0
Water and utility services	187.3	150.3
Other activities	2.8	24.9
	1,418.9	1,340.6
Expenses
Cost of natural gas	637.2	573.0
Cost of revenues from water and utility services and other activities	139.8	124.8
Operation and maintenance	226.1	221.5
Depreciation and amortization	109.0	110.5
Property and other taxes	54.1	52.7
	1,166.2	1,082.5
Operating income	252.7	258.1
Financing costs	133.8	129.8
Earnings before share of equity earnings and income taxes	118.9	128.3
Equity earnings from Clean Energy, net of disposition costs (note 9)	2.2	-
Share of equity earnings from Express System	13.7	10.4
Earnings before income taxes	134.8	138.7
Income taxes	35.0	42.8
Net earnings	$99.8	$95.9
Common shares – weighted average (millions)	105.5	104.6
Basic earnings per common share (note 8)	$0.95	$0.92
Diluted earnings per common share (note 8)	$0.94	$0.91

TERASEN INC.

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

(UNAUDITED)

In millions of Canadian dollars Nine months ended September 30	2005	2004 (RESTATED)

Retained earnings, beginning of period	$418.9	$355.5

Net earnings	99.8	95.9
	518.7	451.4

Dividends on common shares	71.2	64.3

Retained earnings, end of period	$447.5	$387.1

TERASEN INC.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

In millions of Canadian dollars	September 30 2005 (UNAUDITED)	December 31 2004 (RESTATED)
Assets
Current assets
Cash and short-term investments	$33.2	$20.0
Accounts receivable	269.9	348.6
Inventories of gas in storage and supplies	259.9	189.2
Income and other taxes recoverable	9.9	-
Prepaid expenses	10.7	9.5
Current portion of rate stabilization accounts	24.9	27.1
	608.5	594.4

Property, plant and equipment	3,939.9	3,892.5
Investments in Express System and Clean Energy (notes 2(b) and 9)	273.1	218.9
Goodwill	120.4	128.0
Rate stabilization accounts	60.4	60.6
Other assets	89.5	87.4
	$5,091.8	$4,981.8

Liabilities and Shareholders’ Equity
Current liabilities
Short-term notes	$743.5	$248.0
Accounts payable and accrued liabilities	361.1	379.8
Income and other taxes payable	-	36.4
Current portion of rate stabilization accounts	27.2	27.6
Current portion of long-term debt	378.9	416.7
	1,510.7	1,108.5

Long-term debt	1,928.4	2,291.6
Other long-term liabilities and deferred credits	149.1	141.9
Future income taxes	88.8	68.7
	3,677.0	3,610.7
Shareholders' equity
Common shares	892.1	883.4
Contributed surplus (note 7)	134.1	132.5
Retained earnings	447.5	418.9
Cumulative currency translation adjustment	(7.9)	(12.7)
	1,465.8	1,422.1
Less cost of common shares held by Terasen Pipelines (Trans Mountain) Inc.	51.0	51.0
	1,414.8	1,371.1
	$5,091.8	$4,981.8

TERASEN INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

In millions of Canadian dollars Nine months ended September 30	2005	2004 (RESTATED)
Cash flows provided by (used for)
Operating activities
Net earnings	$99.8	$95.9
Adjustments for non-cash items
Depreciation and amortization	109.0	110.5
Share of equity earnings from long-term investments, net of cash distributions	(14.1)	(9.8)
Future income taxes	1.5	5.2
Other	11.5	9.4
	207.7	211.2
Change in rate stabilization accounts	2.0	4.0
Changes in non-cash working capital	(49.0)	8.7
	160.7	223.9
Investing activities
Property, plant and equipment	(170.3)	(104.8)
Acquisition of water and utility services businesses	-	(57.9)
Proceeds on the sale of natural gas distribution assets	-	7.6
Other assets	(12.6)	(27.6)
	(182.9)	(182.7)
Financing activities
Increase (decrease) in short-term notes	495.5	(170.9)
Increase in long-term debt	450.5	337.6
Reduction of long-term debt	(848.1)	(58.2)
Issue of common shares, net of issue costs	8.7	10.8
Dividends on common shares	(71.2)	(64.3)
	35.4	55.0
Net increase in cash	13.2	96.2
Cash at beginning of period	20.0	1.5
Cash at end of period	$33.2	$97.7
Supplemental cash flow information
Interest paid in the period	$135.3	$124.0
Income taxes paid in the period	48.0	70.7
Cash is defined as cash or bank indebtedness.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Dollar amounts in Canadian dollars)

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

1.

BASIS OF PRESENTATION

The accounting policies and methods of application used in the preparation of these interim consolidated financial statements are in accordance with Canadian generally accepted accounting principles consistent with the accounting policies used in the Company's year end audited consolidated financial statements of December 31, 2004, except as set out in note 2.  These consolidated financial statements do not include all disclosures required for annual financial statements, and therefore these statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2004, as set out in the 2004 Annual Report.  Certain comparative figures have been restated to conform with the current period presentation.

Quarterly net earnings (loss) from Terasen Gas have been restated to adjust for changes in the method of accounting for quarterly income tax expense. Previously, Terasen Gas’ estimated annual tax expense had been allocated and expensed in the quarterly interim financial statements based on income tax estimated to be collected in rates in each of the four quarters. Beginning in the fourth quarter of 2004, Terasen Gas’ income tax expense is determined by applying the effective annual tax rate to the pre-tax income in the quarter.  The change affects income tax expense and net earnings for each of the quarters but has no impact on annual income tax expense and net earnings.

As a result of this change in accounting for income taxes, income tax expense and income and other taxes payable have decreased by $6.1 million for the nine months ended and as at September 30, 2004 as compared to the amounts previously reported.

2.

SIGNIFICANT ACCOUNTING POLICIES

a)

LIABILITIES AND EQUITY

In accordance with recent changes to the CICA Handbook Section 3860 “Financial Instruments – Disclosures and Presentation”, the Company’s $125 million 8% Capital Securities have been reclassified from shareholders’ equity to liabilities because the Capital Securities can be settled by issuing equity at a variable price dependent upon the market value of the Company’s common shares at the settlement date.  As a result of the change, distributions associated with the Capital Securities are now recorded as financing costs and the related income-tax benefits are recorded within income tax expense.  Previously, the distributions were recorded on an after-tax basis as a deduction from net earnings to determine earnings applicable to common shares.  There is no impact to earnings applicable to common shares or earnings per share.  The changes have been applied retroactively and have increased long-term debt and decreased shareholders’ equity, both by $125.0 million, compared to the amounts previously reported as at December 31, 2004.  The restatement has also increased financing costs by $7.5 million, decreased income tax expense by $2.6 million and capital securities distributions by $4.9 million compared to the amounts previously reported for the nine months ended September 30, 2004.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Dollar amounts in Canadian dollars)

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

b)

EQUITY ACCOUNTING FOR INVESTMENT IN CLEAN ENERGY

Due to restructuring and amendments to voting arrangements of the Board of Directors of Clean Energy Fuels Corp. (“Clean Energy”) during the three months ended March 31, 2005, the Company no longer exercises joint control of Clean Energy.  The Company has, accordingly, changed its method of accounting for its investment in Clean Energy to the equity basis, rather than on the proportionately-consolidated basis.  For the nine months ending September 30, 2005, earnings have been included in equity earnings from Clean Energy as disclosed in note 9.

c)

VARIABLE INTEREST ENTITIES

In January 2005, the Company adopted the CICA Handbook Accounting Guideline 15 “Consolidation of Variable Interest Entities”.  The Company has performed a review of the entities with whom it conducts business and determined that under the definitions in the Guideline the Company’s investment in Express US Holdings LP, part of the Express System (the “Express System”), is deemed to be a variable interest entity.  As the Company has not been identified as the primary beneficiary of Express US Holdings LP, the Company continues to account for its investment in the Express System on an equity basis as described in the Company’s 2004 Annual Report. The Company’s future exposure to loss regarding its investment is represented by the carrying value of the investment.

The Express System includes the entities Express Pipeline LP and Express US Holdings LP. The Express System transports crude oil from Hardisty, Alberta, through the Rocky Mountain region of the United States and on to Wood River, Illinois.  The Company has owned a one-third equal interest in the Express System with two other independent partners since January 9, 2003.

3.

FAIRBANKS SEWER & WATER INC.

On July 31, 2004, the Company acquired a 50 per cent interest in Fairbanks Sewer and Water Inc. (“FSW”).  FSW provides water and wastewater treatment and water distribution and wastewater collection services to Fairbanks, Alaska.  The Company paid $40.8 million for its 50 per cent interest after working capital adjustments.  The Company has accounted for the acquisition of FSW using the purchase method and has proportionately consolidated its 50% of operations since the date of acquisition.  FSW is regulated by the Regulatory Commission of Alaska.

The Company and the other owners each have the option to have Terasen acquire the remaining 50 per cent interest in FSW at fair market value in 2009.

During the nine months ending September 30, 2004, the Company also acquired 100% of two businesses and increased our investment in two other businesses that provide meter reading, meter fleet management and installation services in Canada and the United States. The Company paid $17.1 million for the interest in these businesses after working capital adjustments.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Dollar amounts in Canadian dollars)

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

The following table provides the allocation of the purchase price over the assets and liabilities acquired:

(in millions of dollars)	FSW	Other	Total

Working capital	$ 2.2	$ 7.1	$ 9.3
Property, plant and equipment	27.0	1.6	28.6
Goodwill	24.0	8.0	32.0
Other assets	0.5	0.4	0.9
Future income taxes	(2.0)	-	(2.0)
Long-term debt assumed	(10.9)	-	(10.9)

Total cash paid	$ 40.8	$ 17.1	$ 57.9

The earnings of the acquired businesses have been included in the statement of earnings from the date of acquisition.

4.

SEGMENT DISCLOSURES

Nine months ended September 30 (in millions of dollars)

2005	Natural gas distribution	Petroleum transportation	Water & utility services	Other activities	Total
Revenues	$ 1,065.8	$ 163.0	$ 187.3	$ 2.8	$ 1,418.9
Net earnings (loss)	59.8	50.8	9.9	(20.7)	99.8
Total assets	3,428.3	1,364.5	214.6	84.4	5,091.8
2004
Revenues	$ 998.4	$ 167.0	$ 150.3	$ 24.9	$ 1,340.6
Net earnings (loss)	53.3	51.0	5.9	(14.3)	95.9
Total assets	3,303.3	1,358.1	211.5	121.4	4,994.3

5.

SEASONAL OPERATIONS

Due to the seasonal nature of the Company’s natural gas distribution and water and utility services operations, quarterly earnings statements are not indicative of earnings on an annual basis.

6.

EMPLOYEE BENEFIT PLANS

The Company and its subsidiaries have defined benefit pension plans and defined contribution pension plans for employees. The Company also provides post-employment benefits other than pensions for retired employees.  Additional information about these benefit plans can be found in the Company’s 2004 Annual Report.  The Company’s estimated contributions to defined benefit pension plans for 2005 are anticipated to be $6.3 million (2004 actual $5.5 million).

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Dollar amounts in Canadian dollars)

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

Costs recognized in the periods are presented in the following table:

Nine months ended September 30

(in millions of dollars)	Pension benefit plans		Other benefit plans
	2005	2004	2005	2004
Current service cost	$ 6.6	$ 6.0	$ 1.2	$ 0.9
Interest cost on projected benefit obligations	13.5	12.9	3.0	3.0
Expected return on plan assets	(14.4)	(20.1)	-	-
Net actuarial losses	-	6.0	-	1.8
Plan amendments	0.6	-	0.3	-
Past service costs	-	0.2	-	-
Net benefit plan expense before adjustments of employee benefit costs:	6.3	5.0	4.5	5.7
Difference between actual and expected return on plan assets	0.3	6.0	-	-
Difference between actual and recognized actuarial gains (losses) in the year	1.8	(3.9)	0.9	-
Difference between actual and recognized past service	-	-	0.6	-
Amortization of transitional obligation (benefit)	(2.4)	(2.7)	1.2	1.2
Other	-	1.2	-	-
Net benefit plan expense	$ 6.0	$ 5.6	$ 7.2	$ 6.9
Defined contribution plan expense	$ 1.4	$ 1.7
	$ 7.4	$ 7.3

7.

STOCK-BASED COMPENSATION

In the first nine months of 2005, 855,200 stock options were granted (2004 – 741,400) at an average exercise price of $29.45 (2004 - $23.88) under the Company’s Share Option Plan.  The Company has applied the fair value based method of accounting for stock options granted after January 1, 2003.  Reported earnings for the nine months ended September 30, 2005 include a compensation charge of $1.6 million (2004 - $0.8 million) representing the fair value of options granted in 2003, 2004 and 2005 amortized over the vesting period, with a corresponding increase to contributed surplus.  Had the Company used the fair value based method to account for stock options granted during 2002, pro forma earnings and earnings per share for the nine months ended September 30, 2004 would have been as follows:

In millions of dollars, except per share amounts		Nine months ended September 30, 2004

Net earnings	As reported	$ 95.9
	Pro forma	$ 95.0
Basic earnings per common share	As reported	$ 0.92
	Pro forma	$ 0.91
Diluted earnings per common share	As reported	$ 0.91
	Pro forma	$ 0.90

The Black-Scholes option pricing model was used to calculate the stock option fair values.

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Dollar amounts in Canadian dollars)

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

The weighted average fair value of options granted in the nine months ended September 30, 2005 was $4.33 (nine months ended September 30, 2004 - $2.39).  Significant assumptions in valuing the options are as follows:

Nine months ended September 30	2005		2004
	Regular Options	Performance Based Options	Regular Options	Performance Based Options
Interest rate	3.6%	3.7%	3.5 – 3.7%	3.5%
Expected volatility	16.5%	16.5%	15.1 – 15.4%	15.4%
Expected life	5 years	6 years	5 years	6 years

The following table provides information about options outstanding and options exercisable at September 30, 2005:

Regular Share Options	Options outstanding			Options exercisable
Exercise price range	Shares under option	Weighted average exercise price	Weighted average remaining contractual life	Number exercisable	Weighted average exercise price
$10.60 – $14.90	125,280	$ 13.32	2.3	125,280	$ 13.32
$15.50 – $19.75	193,465	$ 17.81	4.5	181,803	$ 17.69
$21.92 – $29.45	37,400	$ 24.08	6.3	11,266	$ 22.81
	356,145	$ 16.89	3.9	318,349	$ 16.15

Performance-based Options	Options outstanding			Options exercisable
Exercise price range	Shares under option	Weighted average exercise price	Weighted average remaining contractual life	Number exercisable	Weighted average exercise price
$11.25 – $13.63	89,600	$ 12.42	2.0	89,600	$ 12.42
$15.50 – $19.75	952,875	$ 18.39	5.0	785,214	$ 18.10
$23.87 – $29.45	1,494,899	$ 27.01	7.0	211,609	$ 23.88
	2,537,374	$ 23.26	5.9	1,086,423	$ 18.76

Terasen Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(Dollar amounts in Canadian dollars)

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

8.

EARNINGS PER SHARE

Basic earnings per share are based on the weighted average number of common shares outstanding during the period.  Diluted earnings per share are based on the weighted average number of common shares and dilutive stock options outstanding at the beginning of or granted during the period.  The Company's performance-based share options are considered to be contingently issuable shares and have been included in the treasury stock method calculation only if all performance criteria of the options have been satisfied.  The possible exchange of the $125.0 million Capital Securities into common shares has not been included in the treasury stock method calculation, since similar obligations in the past have been paid wholly in cash.

Nine months ended September 30, 2005 In millions, except per share amounts	Net Earnings	Weighted Average Shares	Earnings Per Share

Basic earnings per share (2004 - $0.92)	$ 99.8	105.5	$ 0.95
Add: weighted-average number of dilutive shares that would be issued under treasury stock method (2004 – 0.7 million)		0.8

Diluted earnings per share (2004 - $0.91)	$ 99.8	106.3	$ 0.94

9.

DISPOSAL OF EQUITY INVESTMENT

On October 31, 2005, the Company sold its 40.38% ownership in Clean Energy for proceeds of approximately U.S. $35.9 million.  The sale, together with equity earnings of Clean Energy for the nine months ended September 30, 2005, has resulted in a gain of approximately $2.2 million, including the recognition of all unrealized gas forward contract gains of Clean Energy in 2005 totalling $10.9 million and the recognition of currency translation losses included in Shareholders’ Equity totalling $8.7 million.

10.

PENDING DISPOSITION OF THE COMPANY

On August 1, 2005, the Company announced an agreement with Kinder Morgan, Inc. (“KMI”) for the acquisition by KMI of all of the outstanding shares of the Company.  The transaction is subject to various regulatory approvals.  The transaction is expected to close by the end of November 2005 and would result in the Company becoming a wholly-owned subsidiary of KMI pursuant to a statutory plan of arrangement.  The Company has recorded approximately $4.0 million of after-tax costs associated with the transaction in earnings for the nine months ending September 30, 2005.  The Company expects to incur additional after-tax costs of approximately $15.0 million prior to the transaction closing date.  The additional costs include an estimated $3.4 million charge for stock compensation expense related to the accelerated vesting of all remaining stock options which will occur under the statutory plan of arrangement.

11.

SUBSEQUENT EVENTS

On October 5, 2005, the British Columbia Utilities Commission issued a decision that denied recovery of approximately $5.4 million of costs that Terasen Gas Inc., a wholly owned subsidiary of the Company, incurred to develop the Inland Pacific Connector pipeline project that is planned to bring new gas transmission capacity to the Lower Mainland of British Columbia when economic conditions make the project viable.  Terasen Gas Inc. still believes that the project is viable and intends to keep all existing permits and land right approvals in place that have already been granted.  As Terasen Gas Inc. will be filing an application to have the decision reconsidered, a $3.6 million after tax charge will continue to be deferred until such time as the application has been reconsidered and a decision is received.

On September 27, 2005 the Company approved the redemption of the $35.0 million Terasen Pipelines (Trans Mountain) Inc. Series C debentures on November 1, 2005.  The early redemption will cause a premium of approximately $11.0 million before tax, or $7.3 million after-tax, to be paid and expensed at the redemption date.

On October 24, 2005, Terasen Gas Inc. issued $150.0 million of Series 20 Medium Term Note Debentures for net proceeds of $149.7 million at a floating rate of 3.35571% with quarterly rate resets.  The Debentures will mature on October 24, 2007.